EXHIBIT 99.1
FOR IMMEDIATE RELEASE


             CONCURRENT COMPUTER CORPORATION ANNOUNCES RETIREMENT OF
                          BOARD MEMBER MICHAEL BRUNNER

ATLANTA, Georgia, September 7, 2005 - Concurrent Computer Corp. (NASDAQ:CCUR) today announced that Michael Brunner has elected to retire from its Board of Directors and will not stand for re-election at Concurrent's annual shareholder meeting which is scheduled for October 18, 2005. Mr. Brunner had served as a director since November 1994. During his tenure as a board member, Mr. Brunner served on the audit, compensation and nominating committees at various times. He has been the chairman of the compensation committee for the past 11 years.

Steve Nussrallah, Concurrent's Chairman of the Board stated, "Mr. Brunner has played a key role in transitioning Concurrent into the growth-oriented company it is today. Since joining Concurrent's Board of Directors, Mike has been a valuable and insightful Director, influencing Concurrent's Board with his sound judgment, excellent business acumen and excellent leadership skills." He added, "We will all miss Mike a lot, but respect his decision to retire and wish him the very best. He has served Concurrent very well over the years."

ABOUT  CONCURRENT
Concurrent  (www.ccur.com)  is  a  global  leader in providing digital on-demand
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systems  to  the  broadband industry and real-time computer systems for industry and government. Concurrent's on-demand systems are widely deployed worldwide by major broadband operators and provide a flexible, comprehensive, robust solution which is utilized within the domestic and international broadband cable, DSL, and IP-based markets. The company's powerful and scalable on-demand systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition and process control for commercial and government markets. Concurrent has nearly four decades of experience in high-performance, on-demand, mission-critical solutions and provides its best of breed solutions through offices in North
America,  Europe,  Asia,  and  Australia.

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For more information, contact:
------------------------------
Kirk Somers
Concurrent Investor Relations
678-258-4000
investor.relations@ccur.com
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
Todd Franke
Bob Gold & Associates - Media Relations
310-320-2010
todd@bobgoldpr.com
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Certain  statements  made  or  incorporated  by  reference  in  this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and development and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; and obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 2, 2005 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

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Concurrent  Computer  Corporation, its logo and MediaHawk and are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.